UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 19, 2016

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)
 (Zip Code)

Registrant's telephone number, including area code:
732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
               CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
               CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

Beginning with the fourth quarter of 2015, Johnson & Johnson will use a new format to report the sales results of its Medical Devices segment to provide greater clarity on its Orthopaedics and Surgery businesses.

The new format for sales reporting includes:

•	Cardiovascular (name change from Cardiovascular Care)

•	Diabetes Care (no change)

•	Diagnostics (no change)

•	Orthopaedics

◦	Hips

◦	Knees

◦	Trauma

◦	Spine & Other

•	Surgery (previously Surgical Care and Specialty Surgery/Other)

◦	Advanced: Includes the Endocutter and Adhesion Prevention businesses (previously part of Surgical Care) and the Energy and Biosurgery businesses (previously part of Specialty Surgery/Other)

◦	General: Includes the Wound Closure, Mechanical, Women’s Health, Hernia Repair and other businesses (all previously part of Surgical Care)

◦	Specialty: Includes the Acclarent, Infection Prevention, Mentor, SterilMed and Sedasys businesses (all previously part of Specialty Surgery/Other)

•	Vision Care (no change)

There are no changes to the sales reporting presentation for the Pharmaceutical or Consumer segments.

Attached is a sales schedule for the first three quarters of 2015, the four quarters of 2014 and full year 2014 reflecting the new format. The footnotes to this schedule also provide further detail to compare the previous format to the new format. This information is also available on www.investor.jnj.com or at www.sec.gov.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	New Format for Medical Devices Segment Sales Reporting - Historical Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: January 19, 2016	By:	/s/ Ronald A. Kapusta
Ronald A. Kapusta Controller (Principal Accounting Officer)